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                                  EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), is made and entered into as of this 17th day of January, 2001, by and between E-Sync Networks, Inc., a Delaware corporation with its principal offices located at 35 Nutmeg Drive, Trumbull, Connecticut 06611 (which, together with any parent companies, subsidiaries, affiliates and successors shall be referred to as the "Company"), and Michael W.G. Fix (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company has a need for the Executive's personal services in an executive capacity; and

         WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to fully recognize the contributions of Executive to the Company and to assure continuous harmonious performance of the affairs of the Company.

         NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein, including the noncompetition and nonsolicitation provisions, the parties agree as follows:

         1.       Position.

         The Company hereby agrees to employ the Executive to serve in the role of Chairman and Chief Executive Officer of the Company. The Executive accepts such employment upon the terms and conditions hereinafter set forth, and further agrees to perform to the best of the Executive's ability the duties consistent with such position as determined by the Company's Board of Directors (the "Board"). The Executive shall devote his full business time and attention to his duties.

         2.       Term of Employment.

         (a) The term of Executive's employment under this Agreement will commence on the date hereof, which shall be deemed the Effective Date of this Agreement (the "Effective Date"). Subject to the provisions of Sections 10 and 11 of this Agreement, the term of Executive's employment hereunder shall be for a term of one (1) year from the Effective Date subject to extension in accordance with the provisions of the following paragraph, unless terminated earlier in accordance with the terms hereof (the "Term").

         (b) On each one-year anniversary of the Effective Date, Executive's employment hereunder shall be automatically extended for a period ending on the first anniversary of such date, unless earlier terminated in accordance with the terms hereof, and unless either Executive or the Company shall have given written notice to the other of a desire that such automatic extension not occur, which notice was given no later than sixty (60) days prior to the relevant anniversary of the Effective Date. If either party gives such notice and absent earlier termination in accordance with the terms hereof, the Expiration Date (as defined below) shall be the last day of the Term.

         The last day of the Term shall be referred to as the "Expiration Date," irrespective of any earlier termination in accordance with the terms of this Agreement.
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         3.       Compensation and Benefits.

         (a) Salary. As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive (i) commencing on the Effective Date and ending on the first anniversary thereof, a base salary at an annual rate of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) and (ii) during the twelve month period commencing on the first anniversary of the Effective Date and each twelve month period commencing on each anniversary of the Effective Date thereafter during the Term, at an annual salary rate as determined by the Board or its Compensation Committee, but in any event at least equal to the annual salary rate in effect immediately preceding the commencement of the twelve month period in question (the "Salary"), payable in such installments as is the standard payroll practice of the Company.

         (b) Bonus. At the conclusion of each fiscal year of the Company period during which the Executive is employed by the Company, the Executive shall be eligible to receive a bonus, at the sole discretion of the Board, based on the attainment by the Company of certain performance objectives set by the Board or the Compensation Committee and communicated to the Executive. Bonuses, if any, shall be payable within ninety (90) days after the end of each fiscal year.

         (c) Stock Options. On the date hereof, the Company shall grant the Executive an option to purchase 478,296 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") which option shall be deemed a Non-Qualified Option under the Internal Revenue Code of 1986, as amended (the "Code") and an additional option to purchase 258,618 shares of Common Stock which option shall be deemed an Incentive Stock Option under the Code, each at an exercise price of $1.16 per share and which options represent a number of shares equal to 5% of the outstanding capital stock of the Company (736,914 shares of Common Stock) calculated as of the date hereof (the "Options"). 245,638 of the shares subject to the Options shall be vested as of the date hereof and the remainder of the shares shall vest ratably on a monthly basis over a two-year period commencing on June 30, 2001. Notwithstanding the foregoing, the Options shall automatically accelerate and become fully vested and immediately exercisable upon the occurrence of a "Change of Control" of the Company (as defined in Section 11(b) hereof). The Options shall be subject to the terms and conditions of the Company's Amended and Restated 1999 Long-Term Incentive Plan, and a nonqualified stock option agreement or incentive stock option agreement, as applicable, each of which is attached hereto as Exhibit A.

         In addition, the Executive shall be granted additional options on the same terms and conditions as the Options such that the Executive shall continue to own or have options to acquire 5% of the outstanding capital stock of the Company until June 30, 2001.

         (d) Benefits. The Executive shall be entitled to participate in all employee benefit plans which the Company provides or may establish from time to time for the benefit of its employees, including without limitation group life, medical, surgical, dental and other health insurance, disability, deferred compensation, profit-sharing and similar plans. To the extent that any benefit is governed by the terms of a formal Plan Document, participation in such benefit shall be governed by the Plan Document. The Executive shall also be entitled to four (4) weeks of paid vacation per year in accordance with the Company's vacation policy. Any and all vacation shall be taken at times mutually agreeable to the Executive and the Board.
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                  (e) Life Insurance. The Company hereby agrees for the period of the Term to reimburse the Executive for annual premiums paid by the Executive on his existing life insurance policy.

                  (f) Parking Reimbursement. During the Term, the Company shall pay the Executive $500 a month to reimburse the Executive for parking expenses.

                  (g) Expenses. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred by him during the Term in performing services hereunder, provided that the Executive properly accounts for and submits receipts for such expenses in accordance with the Company's policies.

         4.       Confidentiality, Disclosure of Information.

         The Executive recognizes and acknowledges that he will have access to Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships. Except as permitted herein, the Executive will not during the Term of this Agreement, or at any time following termination of this Agreement, disclose or permit to be known to any other person or entity (except as required by applicable law or in connection with the performance of the Executive's duties and responsibilities hereunder), or use for the Executive's own improper benefit or gain, any Confidential Information of the Company. The term "Confidential Information" includes, without limitation, information relating to the Company's business affairs, proprietary technology, trade secrets, processes, plans, products, source codes, sources of supply and material, operating or other cost-data, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, price lists or data relating to pricing of the Company's products or services, training materials, supplier information, operating procedures, employee lists, employment agreements, personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, and customer lists, customer proposals, and information relating to business operations and strategic plans of third parties with which the Company has or may be assessing commercial arrangements, any of which information is not generally known to the public or to actual or potential competitors of the Company (or is known through Executive's breach of this Agreement). Therefore, the Executive will not, without the prior written consent of the Board, disclose such Confidential Information or use the same, provided, however, that in the course of the Executive's services to the Company, the Executive may disclose such Confidential Information as the Executive deems necessary to carry out the Executive's duties to the Company. This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 4 by the Executive, regardless of whether the Executive continues to be employed by the Company. It is further agreed and understood by and between the parties to this Agreement that all information and records relating to the Company, as hereinabove described, shall be the exclusive property of the Company and, upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing Confidential Information, including copies thereof, then in the Executive's possession or control shall be returned to and left with the Company.

         5.       Inventions Discovered by Executive.

         The Executive shall promptly disclose to the Company any invention, improvement, discovery, process, formula, design, method or other intellectual property, whether or not patentable, whether or not copyrightable (collectively, "Inventions"), that relates to any line of business in which the Company
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engages and is made, conceived or first reduced to practice by the Executive, either alone or jointly with others, while performing services hereunder (or, if based on or related to any Confidential Information, made by the Executive within two (2) years after the termination of such employment), (a) which pertain to any line of business activity of the Company, whether then conducted or then being planned by the Company, (b) which are aided by the use of time, material or facilities of the Company, whether or not during working hours or on the Company premises, or (c) which relate to any of the Executive's work during the period of the Executive's employment with the Company, whether or not during normal working hours. The Executive hereby assigns to the Company all of the Executive's right, title and interest in and to any such Inventions. During and after the Term, the Executive shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond the Executive's agreed compensation during the course of the Executive's employment. Without limiting the foregoing, the Executive further acknowledges that all original works of authorship by the Executive, whether alone or jointly with others related to the Executive's employment with the Company and which are protectable by copyright are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. Section 101, as amended, the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. Section 101, as amended, such work shall be owned solely by, or hereby assigned or transferred completely, exclusively to, the Company. The Executive hereby irrevocably designates counsel to the Company as the Executive's agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. This Section 5 shall survive the termination of this Agreement.

6.       Non-Competition and Non-Solicitation.

         The Executive acknowledges that the Company has invested substantial time, money and resources in the development and retention of its Inventions, Confidential Information (including trade secrets) customers, accounts and business partners, and further acknowledges that during the course of the Executive's employment the Executive will have access to the Company's Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of the Company. The Executive acknowledges and agrees that any and all "goodwill" associated with any existing or prospective customer, account or business partner belongs exclusively to the Company including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between the Executive and any existing or prospective customers, accounts or business partners. The parties to this Agreement expressly acknowledge and agree that the Executive possesses skills that are special, unique or extraordinary, and that the value of the Company depends, in substantial part, upon the Executive's use of such skills on the Company's behalf.

         In recognition of this, the Executive covenants and agrees that:

                  (a) During the Executive's employment with the Company, the Executive may not, without the prior written consent of the Board, (whether as an employee, agent, servant, owner, partner, consultant, independent contractor or representative, stockholder or in any other capacity whatsoever): (i) perform any work other than work for the Company on Company time, on Company equipment, or at the Company's offices, (ii) conduct any business with any current or prospective customer of the Company on behalf of any entity or person (including the Executive) other than the Company, or (iii) perform any work relating in any way to the e-commerce markets targeted by the Company on behalf of any entity or person (including the Executive) other than the Company.
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         (b) During the Executive's employment with the Company and for a period of one (1) year commencing on the termination of the Executive's employment from the Company, the Executive may not (whether as an employee, agent, servant, owner, partner, consultant, independent contractor or representative, stockholder or in any other capacity whatsoever) participate in any activity relating in any manner to the development and/or sale or attempted sale of any of the products or services of the type or nature provided and/or sold by the Company if such activity is performed on behalf of any entity or person (including the Executive) that is engaged in the business of targeting the same (or substantially similar) e-commerce markets as those targeted by the Company, unless the Executive obtains prior written consent from the Board. The parties agree that, given the global nature of the internet and/or world wide web, any geographical limitations on this non-competition agreement are inappropriate.

         (c) During the Executive's employment with the Company and for a period of one (1) year commencing on the termination of the Executive's employment with the Company, the Executive may not, directly or indirectly, entice, solicit or encourage any Company employee or any individual who was employed by the Company during the six-month period prior to Executive's termination of employment to leave the employ of the Company or any independent contractor who provided services to the Company as of Executive's termination or during the six-month period prior to Executive's termination of employment to sever the independent contractor's engagement with the Company, nor may the Executive, directly or indirectly, be involved in the recruitment of any Company employee or any independent contractor who is then-engaged by the Company on behalf of the Executive or any person or entity other than the Company, absent prior written consent to do so from the Board.

                  (d) During the Executive's employment with the Company and for a period of one (1) year commencing on the termination of the Executive's employment with the Company, the Executive may not, directly or indirectly, entice, solicit or encourage any customer or prospective customer of the Company to cease doing business with the Company, reduce the level of business it conducts with the Company or commence doing business with any other entity.

7.       Non-Disparagement.

         The Executive hereby agrees that during the course of the Executive's employment with the Company and at all times thereafter, the Executive will not make any statement that is professionally or personally disparaging about, or adverse to, the interests of the Company, any of its officers, directors, shareholders or employees including, but not limited to, any statement that disparages any person, product, service, finances, financial condition, capabilities or other aspect of the business of the Company or any of its officers, directors, shareholders or employees. The Executive further agrees that during the course of the Executive's employment with the Company and at all times thereafter, the Executive will not engage in any conduct that is intended to or has the result of inflicting harm upon the professional or personal reputation of the Company or any of its officers, director, shareholders or employees.

8.       Provisions Necessary and Reasonable.

         (a) The Executive agrees that (i) the provisions of Sections 4, 5, 6 and 7 of this Agreement are necessary and reasonable to protect the Company's Confidential Information, Inventions, and goodwill; (ii) any and all specific temporal, geographic and substantive provisions set forth in Section 6 of this Agreement are reasonable and necessary to protect the Company's business interests; and (iii) in the event of any breach of any of the covenants set forth herein, the
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Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, the Executive agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

         (b) If any of the covenants contained in Sections 4, 5, 6 and 7 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

                  (c) If any of the covenants contained in Sections 4, 5, 6 and 7 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

         (d) The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 4, 5, 6 and 7 hereof upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold any such covenant wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographic scope of such other covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

9.       Representations Regarding Prior Work and Legal Obligations.

         (a) The Executive represents that the Executive has no agreement or other legal obligation with any prior employer or any other person or entity that restricts the Executive's ability to continue employment with, or to perform any function for the Company.

         (b) The Executive has been advised by the Company that at no time, either during any employment discussions or at any time thereafter, should the Executive divulge to or use for the benefit of the Company any trade secret or confidential or proprietary information of any previous employer. The Executive expressly acknowledges that the Executive has not divulged or used any such information for the benefit of the Company.

         (c) The Executive acknowledges that the Executive has not and will not misappropriate any Invention that the Executive played any part in creating while working for any former employer.

         (d) The Executive acknowledges that the Company is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

10.      Termination and Severance.
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         Notwithstanding the provisions of Section 2 of this Agreement, the
Executive's employment hereunder may terminate under the following circumstances:

         (a) Termination by the Company Without Cause. The Executive's employment hereunder may be terminated, without Cause (as defined below) by the Company upon written notice to the Executive, provided, however, that if the Company terminates the Executive's employment without Cause, (1) the Company shall continue to pay the Executive's Salary and medical, dental health and life insurance benefits for a period of twelve (12) months from the date of termination and (2) the Executive shall be entitled to any bonus earned but unpaid with respect to any prior fiscal year and a pro rata bonus for the year in which the such termination occurs, such bonuses to be paid if and when such bonuses would have been paid had Executive remained employed by the Company.

         (b) Termination by the Company for Cause. The Company may terminate this Agreement for Cause at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause which notice shall be effective immediately unless a later date is stated in such notice. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon (1) any act or omission that consists of the Executive's material breach of the terms of this Agreement; (2) the Executive's material failure to perform the Executive's duties after notice by the Company of such failure and the expiration of a twenty (20) day period in which to cure such failure; (3) the Executive's commission of any felony involving moral turpitude or that relates to Company business; (4) the Executive's use or possession of illegal drugs; and (5) any other misconduct by the Executive that constitutes cause as that term has been defined by the common law of the State of Connecticut. Executive shall not be deemed to have been terminated for Cause unless (1) reasonable notice has been delivered to him setting forth the reasons for the Company's intention to terminate for Cause, and (2) a period of twenty (20) days has elapsed since delivery of such notice during which Executive was afforded an opportunity to cure, if capable of remedy, the reasons for the Company's intention to terminate for Cause. Upon the giving of written notice of termination for Cause of Executive's employment, the Company shall have no further obligation or liability to the Executive other than for Salary through the date of termination, any bonus earned but unpaid with respect to any prior fiscal year and any accrued but unused vacation time.

         (c) Termination by Executive for Good Reason. The Executive may resign and terminate this Agreement for Good Reason (as defined below), provided, however, that upon notice of the Executive's decision to terminate for Good Reason, the Company shall have twenty (20) days in which to cure such Good Reason. If the Company fails to cure such Good Reason within twenty (20) days, the Executive may resign and terminate this Agreement for Good Reason. If the Executive terminates for Good Reason, the Executive shall be entitled to (1) continue receiving Salary at the same rate the Executive was receiving Salary immediately before such Good Reason and medical, dental health and life insurance benefits for a twelve (12) month period from the date of resignation from the Company and (2) any bonus earned but unpaid with respect to any prior fiscal year and a pro rata bonus for the year in which the such termination occurs, such bonuses to be paid if and when such bonuses would have been paid had Executive remained employed by the Company.

         Good Reason shall mean any of the following which occurs at any time during Executive's employment with the Company:
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                  (i) any significant diminution, without the Executive's prior consent, in the Executive's position;

                  (ii) any reduction in the Executive's Salary in effect on the date hereof or as the same may be increased during the Executive's employment, without the Executive's prior consent; or

                  (iii) any material breach by the Company of any material provision of this Agreement.

         In no event shall the Executive have Good Reason to terminate employment hereunder unless the Executive provides the Board of Directors of the Company with written notice of the reasons for which the Executive seeks to terminate, and the Company fails to cure such breach within twenty (20) days after receiving written notice thereof from the Executive.

         (d) Death. In the event of the Executive's death during the Term of this Agreement, the Executive's employment hereunder shall immediately and automatically terminate, and the Company shall continue to pay the Executive's Salary for a three (3) month period or for such shorter period of time until the Executive's beneficiary(s) shall have received the first payment under any life insurance policy of the Executive. The Company shall have no further obligation or duty to the Executive other than for Salary as aforesaid, any accrued but unused vacation time, and any bonus earned but unpaid with respect to any prior fiscal year and a pro rata bonus for the year in which the death occurs, such bonuses to be paid if and when such bonuses would have been paid had Executive remained employed by the Company.

                  (e) Disability. The Company may terminate the Executive's employment hereunder, upon written notice to the Executive, in the event that the Executive becomes disabled during the Executive's employment under this Agreement through any illness, injury, accident, or condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions and services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve
(12) month period during the Term where such disability has been determined to exist by either (i) the Company's disability insurance carrier or (ii) by the Board in good faith based on competent medical advice. Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this subsection 10(e), and the Company shall have no further obligation or duty to the Executive other than for Salary through the date of termination, any accrued but unused vacation time, and any bonus earned but unpaid with respect to any prior fiscal year and a pro rata bonus for the year in which the such termination occurs, such bonuses to be paid if and when such bonuses would have been paid had Executive remained employed by the Company.

11.      Change of Control.

         (a) In the event of a Change of Control (as defined herein), and if, subsequent to such Change of Control, the Executive's job duties and, Salary and bonus, if any, are not substantially similar to those enjoyed or performed by the Executive prior to such Change of Control, then the Executive may terminate this Agreement at any time after such Change of Control occurs by giving at least thirty (30) days prior written notice to the Company. In the event the Executive wishes to terminate this Agreement pursuant to this Section 11, the Executive shall specify a date of termination to occur at least thirty (30) days following the date of mailing or hand delivery of a written notice of termination. In the event this Agreement is terminated by the Executive pursuant to this Section 11, at the time of termination, the Company must provide the Executive with the following in lieu of any compensation or benefits payable or provided under Section 10 hereof:

                           (i) the Executive's Salary at the rate in effect on the date of the Change of Control through the date of termination, plus any accrued but unused vacation time; and

                           (ii) three (3) times the Executive's average annual Salary and bonus, if any, which was payable by the Company and was includable by the Executive in his gross income for federal income tax purposes with respect to the five most recent taxable years of the Executive ending prior to the Change of Control (or such portion of such period during which the Executive was a full-time employee of the Company), less one dollar.

         (b) As used herein, a "Change of Control" shall be deemed to occur immediately upon the first to occur of:

                           (i) (A) the consummation of any consolidation or
merger of the Company (x) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (y) where the members of the Board of Directors of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute more than fifty percent (50%) of the Board of Directors of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                           (ii) individuals who, as of the date hereof,
constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least fifty percent (50%) of the Board of Directors of the Company, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of this Agreement, considered as though such individual were an Incumbent Director.

12.      Choice of Law; Enforceability; Waiver of Jury Trial.

         The Executive acknowledges that a substantial portion of the Company's business is based out of and directed from the State of Connecticut. The Executive also acknowledges that during the course of the Executive's employment with the Company, the Executive will have substantial contacts with Connecticut.

         This Agreement shall be deemed to have been made in the State of Connecticut, shall take effect as an instrument under seal within Connecticut, and the validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of the State of Connecticut, without giving effect to conflict of law principles. Both parties further acknowledge that the last act necessary to render this Agreement enforceable is its execution by the Company in Connecticut, and that the Agreement thereafter shall be maintained in Connecticut. Both parties agree that any action, demand, claim or counterclaim relating to the terms and provisions of Sections 4, 5, 6 and 7 of this Agreement, or to their breach, shall be commenced in Connecticut in a court of competent jurisdiction. Both parties further acknowledge that venue for such action, demand or counterclaim shall lie exclusively in Connecticut and that material witnesses and documents would be located in Connecticut. Both parties further agree that any such action, demand, claim or counterclaim shall be resolved by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury.

13.      Miscellaneous.

         (a) Assignment. The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any affiliates or successors in interest. The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

         (b) Withholding. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees of the Company at the Executive's level.

         (c) Entire Agreement. This Agreement sets forth the entire agreement between the parties and supersedes any prior communications, agreements and understandings, whether written or oral including the offer letter dated December 7, 2000 between the Company and the Executive.

         (d) Seal and Governing Law. This Agreement shall take effect as an instrument under seal and shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to the conflicts of law principles thereof.

         (e) Amendments. Any attempted modification of this Agreement will not be effective unless signed by a specifically authorized officer of the Company and the Executive.

         (f) Waiver of Breach. The Executive understands that a breach of any provision of this Agreement may only be waived by a specifically authorized officer of the Company. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         (g) Severability. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (h) Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered by private messenger, private overnight mail service, or facsimile as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                  If to the Company:

                  E-Sync Networks, Inc.
                  35 Nutmeg Drive
                  Trumbull, CT  06611
                  Attn:

                  With a copy to:

                  David I. Albin, Esq.
                  Finn Dixon & Herling LLP
                  One Landmark Square
                  Stamford, CT  06901
                  (203) 325-5000

                  If to Executive:

                  Michael W.G. Fix
                  28 East 73rd Street, Penthouse A
                  New York, NY 10021
                  (617) 230-9265 (mobile)

                  With a copy to:

                  Stanford N. Goldman, Jr., Esq.
                  Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. One Financial Center
                  Boston, MA 02111
                  (617) 348-1736

         (i) Survival. The Executive and the Company agree that certain provisions of this Agreement shall survive the expiration or termination of this Agreement and the termination of the Executive's employment with the Company. Such provisions shall be limited to those within this Agreement which, by their express and implied terms, obligate either party to perform beyond the termination of the Executive's employment or termination of this Agreement.

         (j) Disclosure and Confidentiality. The Executive agrees that the Company may provide, in its discretion, a copy of the covenants contained in this Agreement to any business or enterprise which the Company may directly or indirectly own, manage, operate, finance, join, control or in which the Company participates in the ownership, management, operation, financing or control, or with which the Company may be connected or may become connected as an officer, director, executive, partner, principal, agent, representative, consultant or otherwise. The Executive also agrees that the Company may disclose a copy of this Agreement if legally- required to do so, and in connection with a partnering transaction, financing, or public offering. The Executive further agrees not to disclose the existence or terms of this Agreement to any person other than the Executive's immediate family and legal, financial or accounting consultants.

         (k) Reassignment. The Executive acknowledges and agrees that should the Executive transfer between or among any affiliates of the Company, wherever situated, or otherwise become employed by any Company affiliate, or be promoted or reassigned to functions other than the Executive's present functions, all terms of this Agreement shall continue to apply with full force.

         (l) Arbitration of Disputes. Any controversy or claim arising out of this Agreement or any aspect of the Executive's relationship with the Company (other than disputes with respect to alleged violations of the covenants contained in Sections 4, 5, 6 or 7 hereof, and the Company's pursuit of the remedies described in Section 8 hereof in connection therewith) shall be adjudicated by arbitration in accordance with the then existing National Rules for the Resolution of Employment Disputes of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The parties shall split equally the costs of arbitration unless the arbitrator orders otherwise, or unless the parties agree to allocate the costs differently. The parties agree that the award of the arbitrator shall be final and binding.

         (m) Rights of Other Individuals. This Agreement confers rights solely on the Executive and the Company. This Agreement is not a benefit plan and confers no rights on any individual or entity other than the undersigned.

         (n) Headings. The parties acknowledge that the headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

         (o) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

         (p) Legal Fees. The Company agrees to pay legal fees and expenses of the Executive, not to exceed $10,000, in connection with the negotiation and execution of this Agreement and the Option.


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
         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth below.

         MICHAEL W.G. FIX                     E-SYNC NETWORKS, INC.


          /s/ Michael W.G. Fix                By:/s/ Michael A. Clark
         ------------------------------       ----------------------------------
         Michael W.G. Fix                     Name:  Michael A. Clark
                                              Title:    President and COO

Dated:  January 17, 2001                      Dated:  January 17, 2001